Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE

dated as of January 19, 2023

among CROCS, INC.

THE GUARANTORS PARTY THERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

4.250% Senior Notes due 2029

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 19, 2023 among CROCS, INC., a Delaware corporation (the “Issuer”), CROCS UK HOLDINGS LIMITED, a private limited company incorporated and registered in England and Wales with company number 14532504, CROCS UK FIN CO LIMITED, a private limited company incorporated and registered in England and Wales with company number 14532810, CROCS FINANCE UK LIMITED, a private limited company incorporated and registered in England and Wales with company number 14533550, CROCS SG FIN CO PTE. LTD., a private company limited by shares formed under the laws of Singapore with company number 202242441C, and CROCS MALTA GLOBAL LTD., a limited liability company organized under the laws of the Republic of Malta (each an “Undersigned”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee (the “Trustee”) to U.S. BANK NATIONAL ASSOCIATION.

RECITALS

WHEREAS, Crocs, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee entered into an Indenture, dated as of March 12, 2021, as supplemented by a First Supplemental Indenture, dated as of February 17, 2022 (as supplemented to date, the “Indenture”), relating to the Issuer’s 4.250% Senior Notes due 2029 (the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Issuer that is required to provide a guarantee or is a borrower under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregated principal amount in excess of $25.0 million to provide a Note Guarantee.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 7. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 11.02 of the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CROCS, INC., as Issuer

By: /s/ Anne Mehlman
Name: Anne Mehlman
Title: Executive Vice President and Chief
Financial Officer

CROCS UK HOLDINGS LIMITED

By:/s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Director

CROCS UK FIN CO LIMITED

By:/s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Director

CROCS FINANCE UK LIMITED

By:/s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Director

CROCS SG FIN CO PTE. LTD.

By:/s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Director

CROCS MALTA GLOBAL LTD.

By:/s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Director

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:/s/ Michael W. McGuire
Name: Michael W. McGuire
Title: Vice President